EXHIBIT 10.3
THE BANK OF NOVA SCOTIA
Wholesale Banking Operations
Derivative Products
44 King Street West
Central Mail Room
Toronto, Ontario,
M5H 1H1
May 04, 2006

To:	TRIZEC HOLDINGS OPERATING LLC
TREASURY DEPARTMENT
10 SOUTH RIVERSIDE PLAZA
SUITE 1100
CHICAGO
ILLINOIS
60606
U.S.A.

Attention:	Patrick Aldrich

Facsimile no.:	818667286454
Dear Sirs:
Re: Interest Rate Swap Transaction                     Reference ID: [Intentionally Omitted]
     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below.
     The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
1.	This Confirmation agreement constitutes a “Confirmation” as referred to in and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of May 1, 2006, as amended and supplemented from time to time (the “Agreement”), between THE BANK OF NOVA SCOTIA and TRIZEC HOLDINGS OPERATING LLC. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.	The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

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Trade Date:	May 04, 2006

Notional Amount:	USD 250,000,000.00

Effective Date:	May 02, 2006

Termination Date:	May 01, 2007

Fixed Amounts

Fixed Rate Payer:	TRIZEC HOLDINGS OPERATING LLC

Fixed Rate Payer Payment Dates:	The; 15 May 2006; 15 Jun 2006
14 Jul 2006; 15 Aug 2006; 15 Sep 2006; 13 Oct 2006
15 Nov 2006; 15 Dec 2006; 12 Jan 2007;
15 Feb 2007; 15 Mar 2007; 13 Apr 2007;
30 Apr 2007; subject to adjustment in accordance with the Following Business Day Convention

Fixed Rate Period End Dates:	The 16th of each month; commencing on May 16, 2006 to and including the Termination
Date

Fixed Rate:	5.2299%

Fixed Rate Day Count Fraction:	Actual/360

Business Days for Fixed Rate Payments:	London, New York

Business Day Convention:	Following Business Day Convention

Floating Amounts

Floating Rate Payer:	THE BANK OF NOVA SCOTIA

Floating Rate Payer Payment Dates:	The; 15 May 2006; 15 Jun 2006
14 Jul 2006; 15 Aug 2006; 15 Sep 2006; 13 Oct 2006
15 Nov 2006; 15 Dec 2006; 12 Jan 2007;
15 Feb 2007; 15 Mar 2007; 13 Apr 2007;
30 Apr 2007; subject to adjustment in accordance with the Following Business Day Convention

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Floating Rate Period End Dates:	The 16th of each month; commencing on May 16, 2006 to and including the Termination Date

Floating Rate for the Initial Calculation Period:	5.04% for the period May 02, 2006 to May 16, 2006

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1-month

Spread:	Not Applicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first date of the relevant Calculation Period.

Method of Averaging:	Inapplicable

Compounding:	Inapplicable

Compounding Dates:	Inapplicable

Business Days for Floating Rate Payments:	London, New York

Business Days for Rate Resets:	London, New York

Business Day Convention:	Following Business Day Convention

Calculation Agent:	The Bank of Nova Scotia
Other Provisions:

Provided no Event of Default, Potential Event of Default or Termination Event (in respect of which Party B is an Affected Party) has occurred and is continuing with respect to Party B, and provided no Early Termination Date has been designated in connection with this Transaction, Party B may assign its rights and obligations, in whole or in part, in respect of this Transaction to a

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financial institution subject to the prior consent of Party A, which shall not be unreasonably withheld or delayed.

Relationship Between Parties:

Each party will be deemed to represent to the other on the day on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

3.	(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming and assumes, the risk of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

4.	Offices:
(a)	For purposes of this Transaction, the Office of THE BANK OF NOVA SCOTIA is Toronto, Ontario.

(b)	For purposes of this Transaction, the Office of TRIZEC HOLDINGS OPERATING LLC is CHICAGO, ILLINOIS.
5.	Account Details:

[Intentionally Omitted]

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6.	The parties hereto agree that this Confirmation, whether received in original or facsimile form, may be executed in counterparts, which execution may be effected by means of facsimile transmission. Where execution is effected by means of facsimile transmission, the parties agree that the sender’s signature as printed by the recipient’s facsimile machine shall be deemed to be the sender’s original signature.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us by facsimile, Attention: WBO Derivative Product Confirmations, Telephone: (416) 866-5415/3622, Facsimile: (416) 933-2291.

Yours sincerely,

THE BANK OF NOVA SCOTIA

By: /s/ Stephen J. Bagnarol
Its: Authorized Signatory

By: /s/ Fareena Rahim
Its: Authorized Signatory

Confirmed as of the date first written:

TRIZEC HOLDINGS OPERATING LLC

By its Managing Member Trizec Properties, Inc.

By: /s/ Patrick L. Aldrich

Title: Treasurer

By: /s/ Michael C. Colleran

Title: Executive Vice President and Chief Financial Officer